                                                          Registration No. _____



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                  ___________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                  ___________________________________________

                            REUNION INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                    06-1439715
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                    Identification No.)

          300 Weyman Plaza, Suite 340, Pittsburgh, Pennsylvania 15236
                  (Address of Principal Executive Offices)    (Zip Code)

            THE 1998 STOCK OPTION PLAN OF REUNION INDUSTRIES, INC.
                             (Full title of plan)

                               Richard L. Evans
                           Reunion Industries, Inc.,
                         300 Weyman Plaza, Suite 340,
                        Pittsburgh, Pennsylvania  15236
                    (Name and address of agent for service)

                                 412-885-5501
         (Telephone number, including area code, of agent for service)

                 ____________________________________________
                                   Copies to:

                            Herbert B. Conner, Esq.
                            Stephen W. Johnson, Esq.
                  Buchanan Ingersoll Professional Corporation
                        One Oxford Centre, 20th Floor,
                               301 Grant Street,
                        Pittsburgh, Pennsylvania 15219
                                (412) 562-8800

                             ____________________
                        Calculation of Registration Fee

                                                                                Proposed
                                                      Proposed                  maximum
 Title of securities       Amount to be           maximum offering         aggregate offering          Amount of
  to be registered          registered           price per unit (1)            price (1)            registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock                 600,000                   $1.375                   $825,000                 $217.80
-----------------------------------------------------------------------------------------------------------------------

(1) The price is estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h)(1). The offering price and fee are computed based on the average of the last sale price of the registrant's common stock as reported on the American Stock Exchange on May 23, 2000.

                                    PART II
                                    -------


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents which have been filed with the Securities and Exchange Commission by Reunion Industries are incorporated herein by reference and made a part hereof:

     (a) The company's latest annual report on Form 10-K for the fiscal year ended December 31,1999;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999;

     (c) The description of the company's common stock contained in the registration statement on Form S-4 filed on April 1, 1999, as amended and supplemented (File No. 333-84321), including any amendment or reports filed for the purpose of updating such description; and

     (d) All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.  Not applicable.
         -------------------------

Item 5.  Interests of Named Experts and Counsel.  Not applicable.
         --------------------------------------

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Under the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Delaware General Corporation Law permits similar indemnification in the case of derivative actions, except that no indemnification may be made against any claims, issue or matter as to which the person shall have been adjudicated to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which that action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or any other court shall deem proper.

     Reunion Industries' certificate of incorporation provides that the corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative derivative action by reason of the fact that he is or was a director or officer of Reunion Industries, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Reunion Industries' certificate of incorporation also authorizes the advancement of expenses in certain circumstances.

Item 7.  Exemptions from Registration Claimed.  Not applicable.
         ------------------------------------

Item 8.  Exhibits.
         --------

Exhibit No.       Description
-----------       -----------------------------------------------------------------------------------
 4.1              The 1998 Stock Option Plan of Reunion Industries, Inc. Incorporated by reference from
                  Exhibit 2.2 to Registration Statement on Form S-4 (No. 333-56153)

 4.2              Form of Stock Option Agreement relating to the 1998 Stock Option Plan. Incorporated by reference from Exhibit 10.7 to Annual Report on Form 10-K for year ended December
                  31, 1998 (No. 033-64325)

 5.1              Opinion of Buchanan Ingersoll Professional Corporation

23.1              Consent of Buchanan Ingersoll Professional Corporation (included in its opinion filed as Exhibit 5.1 hereto)

23.2              Consent of PricewaterhouseCoopers LLP, Stamford, CT

23.3              Consent of PricewaterhouseCoopers LLP, Pittsburgh, PA

24.1              Power of Attorney

Item 9.  Undertakings.
         ------------

     (1) The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 24, 2000.

                                    REUNION INDUSTRIES, INC.

                                    /s/ RICHARD L. EVANS
                                    ------------------------
                                     Richard L. Evans
                                     Executive Vice President of Administration
                                     Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of this 24th day of May, 2000.

    Signature                                       Title                                          Date
    ---------                                       -----                                          ----
        *
Charles E. Bradley, Sr.       Chairman of the Board and Chief Executive Officer

        *
Thomas N. Amonett                                  Director
        *
Kimball J. Bradley             Director, President and Chief Operating Officer
        *
Thomas L. Cassidy                                  Director                                /s/RICHARD L. EVANS*
                                                                                       -----------------------------
        *                                                                                  Richard L. Evans, for
W. R. Clerihue                                     Director                             himself and as attorney-in-
        *                                                                               fact for each director, on
Joseph C. Lawyer                          Director and Vice Chairman                           May 24, 2000
        *
Franklin Myers                                     Director
        *
John G. Poole                                      Director
        *
Richard L. Evans           Executive Vice President of Administration and Secretary
        *
John M. Froehlich          Executive Vice President of Finance and Chief Financial
                                                   Officer

Exhibit Index
-------------

Exhibit
Number         Description
-------        -----------
  4.1          The 1998 Stock Option Plan of Reunion Industries, Inc. Incorporated by reference from Exhibit 2.2 to Registration Statement on Form S-4 (No. 333-56153)
  4.2          Form of Stock Option Agreement relating to the 1998 Stock Option Plan.
               Incorporated by reference from Exhibit 10.7 from Annual Report on Form 10-K for year ended December 31, 1998 (No. 033-64325)
  5.1*         Opinion of Buchanan Ingersoll Professional Corporation
 23.1*         Consent of Buchanan Ingersoll Professional Corporation (included in its opinion filed as Exhibit 5.1 hereto)
 23.2*         Consent of PricewaterhouseCoopers LLP, Stamford, CT
 23.3*         Consent of PricewaterhouseCoopers LLP, Pittsburgh, PA
 24.1*         Power of Attorney

*  Filed herewith.